SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of Earliest Event Reported): May 29, 1998

                              PRIME CELLULAR, INC.
             (Exact name of registrant as specified in its charter)


        DELAWARE                     0-18700               13-3570672
  (State or other jurisdiction    (Commission           (I.R.S. Employer
     of incorporation)            File Number)          Identification No.)



              100 First Stamford Place, Stamford, Connecticut    06902
               (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (203) 327-3620


________________________________________________________________________________
           Former Name or Former Address, if Changed Since Last Report


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Item 2. Acquisition and Disposition of Assets.

     On May 29, 1998, Registrant entered into a Merger Agreement (the "Merger Agreement), by and among Registrant, Prime Cellular Acquisition Corp., a newly formed wholly-owned subsidiary of Registrant (the "Subsidiary"), and Cell & Molecular Technologies, Inc., a Delaware corporation ("CMT"). Pursuant to the Merger Agreement, on May 29, 1998, the Subsidiary was merged with and into CMT and all of the outstanding shares of capital stock of CMT were converted into an aggregate of 1,611,000 shares of Common Stock, par value $.01 per share, of Registrant (the "Merger"), representing approximately 26.4% (after consummation of the Merger) of Registrant's issued and outstanding Common Stock (the "Merger Shares").

     CMT is engaged in the provision of contract research and development services to the biotechnology and pharmaceutical industries as well as the manufacture and sale of research products for the biotechnology and pharmaceutical industries.

     In connection with the Merger:

     1. Registrant increased the number of directors constituting the entire Board of Directors from three (3) to six (6) members. Joseph K. Pagano ("Pagano"), Frederick R. Adler and Samuel A. Rozzi, the members of the Board of Directors prior to the Merger are continuing as such and have elected the following individuals to fill the three vacancies on the Board of Directors created by such increase: Thomas A. Livelli, the President and Chief Executive Officer of CMT, Richard Malavarca, a Vice President of CMT, and Dr. Paul Marks, President of Memorial Sloan-Kettering Cancer Center. Messrs. Livelli, Malavarca, Adler and Pagano were directors and principal stockholders of CMT prior to the Merger and Messrs. Adler and Pagano are noteholders of CMT.

     2. Registrant issued options to purchase 115,200 shares of its Common Stock under its 1990 Stock Option Plan, to holders of options that had been granted under the Stock Option Plan of CMT. In addition, Registrant reserved options to purchase up to 273,800 shares of Common Stock for future grant under Registrant's 1990 Stock Option Plan for employees of CMT.

     3. Each stockholder of CMT receiving Merger Shares agreed not to transfer or dispose of any of their respective Merger Shares for a period of 24 months following the Merger.

     The number of Merger Shares issued in the Merger and the other terms of the Merger were determined by negotiations among the representatives of the Subsidiary and CMT.

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     The descriptions of the Merger Agreement and the other agreements described herein are qualified in their entirety by reference to the copy of the Merger Agreement and the other agreements which are being filed as exhibits to this Report and which are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of the Business Acquired.

     The required financial information for the business acquired will be filed under cover of Form 8 within 60 days of the date this Form 8-K was required to be filed.

     (b)  Pro Forma Financial Information and Exhibits.

     The required pro forma financial information will be filed under cover of Form 8 within 60 days of the date this Form 8-K was required to be filed.

     (c) Exhibit 2 - Merger Agreement, dated as of May 29, 1998, by and among Registrant, the Subsidiary and CMT. Schedules and attachments are listed in the Exhibit Index to this Report and have been omitted pursuant to Item 601(2) of Regulation S-B.


Item 8. Change in Fiscal Year

     In connection with the Merger, Registrant adopted the fiscal year of CMT, which is a calendar year. In accordance with the policy of the Securities and Exchange Commission set forth in Appendix D, Reverse Acquisitions, no transition report is required because (a) Registrant, the "legal acquiror," is considered the "accounting acquiree," (b) CMT, the "legal acquiree," is considered the "accounting acquiror," and (c) the accounting acquiree has adopted the fiscal year of the accounting acquiror.

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                               PRIME CELLULAR, INC.



                                               By:/s/ Joseph K. Pagano
                                                  ---------------------------
                                                  Joseph K. Pagano, President

Date:  June 15, 1998

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                                 EXHIBIT INDEX


Exhibit               Description                          Sequential Page No.
-------               -----------                          -------------------

2              Merger Agreement, dated as of May 29, 1998            6
               by and among Registrant, the Subsidiary and CMT

               List of Omitted Exhibits and Schedules
               --------------------------------------
               Exhibit 1.2         Certificate of Merger
               Exhibit 1.3         Alonges to Promissory Notes
               Exhibit 1.4(a)      CMT Certificate of Incorporation
               Exhibit 1.4(b)      CMT By-Laws
               Exhibit 4.9         Lock-Up Agreement
               Exhibit 5.2         Stockholders' Representation Letter
               Exhibit 6.1(f)      Tenzer Greenblatt Opinion
               Exhibit 6.2(h)      Littman Krooks Opinion

               Schedule 1.3        Indebtedness
               Schedule 2.2        CMT Stock Ownership
               Schedule 2.6        Litigation
               Schedule 2.12       Properties
               Schedule 2.13       Intellectual Property
               Schedule 2.14       Insurance
               Schedule 2.16       Employment Arrangements
               Schedule 2.17       Certain Business Matters
               Schedule 2.18       Certain Contracts
               Schedule 2.20       Consents